UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2025

Predictive Oncology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36790	33-1007393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

(412) 432-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	POAI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders

The information set forth under Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 19, 2025, as described below, the stockholders of Predictive Oncology Inc. (the “Company”) approved an amendment to the Company’s certificate of incorporation, as amended (the “Charter”), to effect a one-for-fifteen reverse stock split of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Following such approval, the Company filed a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware on September 22, 2025, to effect the reverse stock split, effective as of 5:00 PM ET on September 29, 2025 (the “Effective Time”). The Common Stock is expected to begin trading on a reverse-split-adjusted basis on the Nasdaq Capital Market as of the open of trading on September 30, 2025, under the existing ticker symbol “POAI.” The new CUSIP number for the Common Stock is 74039M408.

As a result of the reverse stock split, at the Effective Time, every 15 shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the reverse stock split and any fractional shares that would otherwise have resulted from the reverse stock split will be rounded up to the next whole number. The reverse stock split does not change the total number of authorized shares of Common Stock or preferred stock.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 19, 2025, the Company held a Special Meeting of Stockholders (the “Special Meeting”). As of August 18, 2025, the record date for the Special Meeting, there were 10,892,657 shares of common stock outstanding and entitled to vote. The results of the matters submitted to a vote of the stockholders at the Special Meeting are set forth below:

1.                   To approve an amendment of the Company’s certificate of incorporation, as amended (the “Charter”) to effect a reverse stock split of the outstanding shares of its common stock at a ratio of one-for-fifteen (1:15) (the “Reverse Split Proposal”)

Stockholders approved the Reverse Split Proposal by the following votes:

Voted For	Voted Against	Abstentions	Broker Non-Votes
3,739,479	1,317,568	54,693	1

2.                   To approve the issuance of up to $10,000,000 of the Company’s common stock pursuant to a Standby Equity Purchase Agreement dated July 1, 2025, for purposes of complying with Nasdaq listing rule 5635 (the “Nasdaq Proposal”)

Stockholders approved the Nasdaq Proposal by the following votes:

Voted For	Voted Against	Abstentions	Broker Non-Votes
1,301,709	355,445	88,591	3,365,996

3.                   To approve the adjournment of the Special Meeting in the event that the number of shares of common stock present or represented by proxy at the meeting and voting “FOR” the adoption of the foregoing proposals are insufficient to approve such proposals (the “Adjournment Proposal”)

Stockholders approved the Adjournment Proposal by the following votes:

Voted For	Voted Against	Abstentions	Broker Non-Votes
3,850,719	1,146,863	114,155	4

Although stockholders approved the Adjournment Proposal, because a quorum was present and stockholders approved the Reverse Split Proposal and the Nasdaq Proposal, no adjournment of the Special Meeting was necessary.

Item 7.01. Regulation FD Disclosure

On September 25, 2025, the Company issued a press release regarding the reverse stock split. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation
99.1	Press Release dated September 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY INC.

Date: September 25, 2025	By:	/s/ Josh Blacher
Name: Josh Blacher
Title: Interim Chief Financial Officer